UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2015

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orlando, FL 32801

(Address of principal executive offices)

407-999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01     Entry into a Material Definitive Agreement.

The Transition to Internal Management Agreement (the “Transition Agreement”) entered on February 10, 2013 by and among Sentio Healthcare Properties, Inc. (the “Company” “we” or “us”), Sentio Healthcare Properties OP, L.P., our operating partnership, Sentinel RE Investment Holdings, LP, an affiliate of KKR & Co. LP, and Sentio Investments, LLC, our advisor, requires that, unless the parties agree otherwise or certain third party consents cannot be obtained in time, the Company’s existing external advisory management structure be internalized in accordance with procedures set forth in the Transition Agreement by February 11, 2015. On February 11, 2015, the parties to the Transition Agreement agreed to extend the date by which the Company must complete its transition to an internal management structure to February 18, 2015, which deadline was subsequently extended to February 24, 2015. The parties agreed to these extensions while they formalize a written amendment to the Transition Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: February 18, 2015	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer